Exhibit 10.4

December 15, 2016

Mercantile Bank of Michigan

310 Leonard St. NW

Grand Rapids, Michigan 49504

Re: First Amendment to Employment Agreement dated November 19, 2015

Ladies and Gentlemen:

This letter confirms our agreement reached today regarding the Employment Agreement dated as of November 19, 2015, by and between you and me (the "Employment Agreement"). We have agreed that, effective January 1, 2017, all references in the Employment Agreement to my title as Senior Vice President, West Region President of Mercantile Bank of Michigan (the "Bank") are amended to refer to President of the Bank.

Further, any adjustments to my Base Cash Compensation on or after January 1, 2017 will be made by the Chief Executive Officer of the Bank.

Except as specifically amended by this letter, all of the terms of the Employment Agreement remain in full force and effect. This letter may be executed in counterparts, and is governed by Michigan law.

/s/ Raymond E. Reitsma
Raymond E. Reitsma

MERCANTILE BANK OF MICHIGAN

By: /s/ Lonna Wiersma

     Its: SVP – HR Director